UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	New York Stock Exchange
5.450% Guaranteed Senior Notes Due 2029	AMCR/29	New York Stock Exchange
3.200% Guaranteed Senior Notes Due 2029	AUKF/29	New York Stock Exchange
3.950% Guaranteed Senior Notes Due 2032	AMCR/32	New York Stock Exchange
3.750% Guaranteed Senior Notes Due 2033	AUKF/33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 11, 2025, Amcor plc (“Amcor”) issued a press release announcing that it will proceed with the 1-for-5 reverse stock split previously approved by Amcor shareholders at its annual general meeting of shareholders held on November 6, 2025. Amcor expects to file an amendment to its memorandum of association to effect the reverse stock split on January 14, 2026, and Amcor ordinary shares will begin trading on a split-adjusted basis on January 15, 2026. Amcor’s CHESS Depositary Interests (“CDIs”) will also be consolidated on a 1-for-5 basis such that one CDI continues to represent an interest in one Amcor ordinary share following the reverse stock split.

When the reverse stock split is effective, every five ordinary shares of Amcor issued and outstanding or held as treasury shares as of the effective date will be automatically combined into one Amcor ordinary share. This will reduce the number of outstanding ordinary shares from approximately 2.3 billion to approximately 461 million. Concurrently with the reverse stock split, Amcor’s amended memorandum of association will also proportionately reduce the number of Amcor’s ordinary shares authorized for issuance and increase the par value of Amcor’s ordinary shares to $0.05 per share. Additionally, the amended memorandum of association will proportionately reduce the number of Amcor’s authorized and unissued preferred shares and increase the par value of Amcor’s preferred shares to $0.05 per share for consistency with the changes to ordinary shares; there are no preferred shares issued and outstanding.

No fractional shares will be issued in connection with the reverse stock split. Shareholders of record otherwise entitled to receive a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares. Unvested Amcor equity-based awards as issued under Amcor incentive plans will be proportionately adjusted.

Amcor ordinary shares will continue trading on the New York Stock Exchange (under the symbol “AMCR”), but will trade under a new CUSIP number. CDIs will continue to trade on the Australian Stock Exchange (under the symbol “AMC”).

Additional information concerning the reverse stock split can be found in Amcor’s definitive proxy statement filed with the Securities and Exchange Commission on September 23, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Amcor plc, dated December 11, 2025
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (including the Exhibits hereto) contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Amcor has identified some of these forward-looking statements with words like “believe,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “commit,” “estimate,” “potential,” “ambitions,” “outlook” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Such statements are based on the current expectations of the management of Amcor, and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. None of Amcor or any of its respective directors, executive officers, or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause results to differ from expectations include, but are not limited to, those discussed in Amcor’s disclosures described under Part I, "Item 1A - Risk Factors" in Amcor’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025. Forward looking statements included herein are made only as of the date hereof and Amcor does not undertake any obligation to update any forward-looking statements, or any other information in this Current Report on Form 8-K, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

Date	December 11, 2025	/s/ Damien Clayton
		Name:	Damien Clayton
		Title:	Company Secretary